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                                                                    Exhibit 23.1


We hereby consent to the use in this Current Report on Form 8-K of our report dated July 6, 2000 relating to the financial statements of Home Financing Centers, Inc. as of March 31, 2000.

We also consent to the use in this Current Report on Form 8-K of our report dated May 22, 2000 relating to the financial statements of Home Financing Centers, Inc. as of December 31, 1998 and December 31, 1999.


                                 /s/ Cerasi, Kraus & Associates, Inc.
                                 Certified Public Accountants

July 10, 2000
Broadview Hts., Ohio 44147